Exhibit 4.60

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

SECOND AMENDMENT TO

SPONSORED RESEARCH AGREEMENT

MEE Agreement No. 2019A009504.02

This second amendment to Agreement (the “Second Amendment”), is effective as of July 29, 2021 (“Second Amendment Effective Date”), by and between The Schepens Eye Research Institute, Inc., a not-for-profit Massachusetts corporation, having a principal place of business at 20 Staniford Street, Boston, Massachusetts 02114 (“SERI”), and Massachusetts Eye and Ear Infirmary, having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“MEEI”) (collectively, SERI and MEEI shall be referred to herein as “Hospitals”), and CureVac AG, a German stock corporation, having a principal place of business at Friedrich-Miescher-Straße 15, 72076 Tübingen, Germany (“Sponsor”), each herein referred to as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Hospitals and Sponsor are Parties to sponsored research agreement, MEE Agreement No. 2019A009504 (formerly, 2019-0112), effective as of March 15, 2019, as previously amended effective as of May 19, 2020 (the “Agreement”);

WHEREAS, the Parties desire to extend the Term until August 31, 2021; and

WHEREAS, Sponsor and Hospitals acknowledge that as of [*****], payments (a) through (d) described in Section 5.1 of the Agreement and totaling US [*****] have been paid in full; and

In consideration of the promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hospitals and Sponsor hereby agree as follows:

1.AMENDMENT

1.1The Agreement is hereby amended by deleting Section 2 in its entirety and inserting the following language in its place:

“2. Term. The term of this Agreement shall be from the Effective Date until August 31, 2021 (the “Term”), unless earlier terminated by either Party as set forth in Section 11 or extended in a writing signed by authorized representatives of both Parties.”

1.2

Except as herein provided, the Agreement and all of its terms, covenants and conditions are hereby ratified and confirmed in all respects and remain in full force and effect. The Agreement shall, together with this Second Amendment, be read and construed as a single agreement.

1.3	This Second Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Second Amendment may be executed electronically/digitally in compliance with the Massachusetts Uniform Electronic Transactions Act (MUETA) Mass. Gen. Laws ch. 110G and/or The Electronic Signatures In Global And National Commerce Act (ESIGN) 15 USC ch. 96. Persons signing this Second Amendment agree that, if used, electronic/digital signatures are intended to authenticate this writing and to have the same force and effect as the use of manual signatures.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to Agreement to be executed and delivered by their duly authorized representatives as of the Second Amendment Effective Date.

CUREVAC AG			THE SCHEPENS EYE RESEARCH INSTITUTE, INC.

By:	/s/ Heike Wagenaar		By:	/s/ Rebecca Listfield, Ph.D.
	Name:	Heike Wagenaar		Name:	Rebecca Listfield ,Ph.D.
	Title:	Senior Legal Counsel		Title:	Managing Director, Licensing
	Date:	August 2, 2021		Date:	July 29, 2021

MASSACHUSETTS EYE AND EAR INFIRMARY

By:	/s/ Dr. Igor Splawski		By:	/s/ Rebecca Listfield, Ph.D.
	Name:	Dr. Igor Splawski		Name:	Rebecca Listfield, Ph.D.
	Title:	Chief Scientific Officer		Title:	Managing Director, Licensing
	Date:	August 8, 2021		Date:	July 29, 2021

By:	/s/ Pierre Kemula
	Name:	Pierre Kemula
	Title:	Chief Financial Officer
	Date:	August 9, 2021

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